Exhibit 32.01

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Intersil Corporation (“Intersil”), that the quarterly report of Intersil on Form 10-Q for the quarterly period ended September 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Intersil.

Date: November 9, 2005	By:	/s/ Richard M. Beyer
Richard M. Beyer Chief Executive Officer

Date: November 9, 2005	By:	/s/ David A. Zinsner
David A. Zinsner Chief Financial Officer